Exhibit 99.1

Professional Diversity Network Announces First Quarter 2016 Financial Results

CHICAGO, May 12, 2016 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (“PDN” or “the Company”) (NASDAQ:IPDN) is announcing its financial results for the first quarter of 2016, ended March 31, 2016.

The Company and its subsidiaries- National Association of Professional Women and Noble Voice- serve a wide variety of professional client needs through online networks and/or live engagements. The Company will host a conference call today at 4:30 pm Eastern Time to discuss the financial results. Please call (877) 407-9205 (US toll free) or (201) 689-8054 (International) to participate in the call, no passcode is required.

A replay of this conference call will also be available following the call for approximately six months at: http://investor.prodivnet.com.

Q1 2016 Highlights:

•	Gross Margin Percentage rose to 88% in the first quarter.
•	Adjusted EBITDA deficit shrank from $1.4 million in Q1 2015 to $474,000 in Q1 2016.
•	Net loss decreased from $1.5 million in Q1 2015 to $1.4 million in Q1 2016.
•	Registered PDN users increased by over 108% from Q1 2015 to Q1 2016.
•	NAPW total membership increased by 11% from Q1 2015 to Q1 2016.

Jim Kirsch, Chairman of Professional Diversity Network, commented that, “2015 was a year of cost reductions and now we have begun 2016 on solid footing. As we look forward to 2016 and beyond, we can turn our focus to profitable growth.”

First Quarter Financial Summary:

Revenue in the first quarter of 2016 was $7.3 million, down from $10.7 million in the comparable year-ago quarter. The corresponding gross margins were 88% and 84% in the first quarters of 2016 and 2015, respectively. The GAAP net losses in the first quarters of 2016 and 2015 were $1.4 million and $1.5 million, respectively, including a one-time expense of $500,000 related to a litigation settlement that was recorded in the first quarter of 2016. The adjusted EBITDA deficit shrank from $1.4 million in Q1 2015 to $474,000 in Q1 2016, reflecting cost-cutting measures undertaken by the Company.

As of March 31, 2016, PDN had $1.95 million in cash and short-term investments and a book value of $21.3 million, or $1.47 per outstanding share.

About Professional Diversity Network (PDN)

Professional Diversity Network, Inc. (PDN) is an Internet software and services company that develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our subsidiary, National Association of Professional Women (NAPW), is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions. Forward-looking statements can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," “will” and "would" or similar words. Forward-looking statements involve risks and uncertainties and our actual results may differ materially from those stated or implied in such forward-looking statements. Factors that could contribute to such differences include, but are not limited to: (i) failure to realize synergies and other financial benefits from mergers and acquisitions within expected time frames, including increases in expected costs or difficulties related to integration of merger and acquisition partners; (ii) inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners or to successfully integrate such businesses; (iii) our history of operating losses; (iv) our ability to generate sufficient accounts receivable to be able to borrow additional amounts under the Credit Agreement; (v) potential delisting from NASDAQ for failure to comply with continued listing requirements; (vi) our limited operating history in a new and unproven market; (vii) increasing competition in the market for online professional networks; (viii) our ability to comply with increasing governmental regulation and other legal obligations related to privacy; (ix) our ability to adapt to changing technologies and social trends and preferences; (x) our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the Company’s business strategies and plans; (xi) our ability to obtain and maintain protection for our intellectual property; (xii) any future litigation regarding our business, including intellectual property claims; and the risk factors disclosed in our Form 10-K filed on March 30, 2016 and any subsequent filings made by us with the SEC. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 30, 2016, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on "Investor Relations."

CONTACTS:

At the company:

David Mecklenburger, CFO
(312) 614-0950
investor@prodivnet.com

Investor Relations:

Gary Abbott
Merriman Capital
(415) 248-5639
gabbott@merrimanco.com

Professional Diversity Network, Inc.
Condensed Consolidated Statements of Comprehensive Loss

	March 31,	March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Revenues:
Membership fees and related services	$5,040,174	$6,788,680
Lead generation	1,519,591	2,759,104
Recruitment services	623,309	846,662
Products sales and other	86,993	235,693
Consumer advertising and marketing solutions	73,076	72,301
Total revenues	7,343,143	10,702,440

Costs and expenses:
Cost of revenues	884,745	1,711,546
Sales and marketing	3,821,576	6,615,511
General and administrative	3,668,417	3,943,681
Depreciation and amortization	867,010	934,923
Total costs and expenses	9,241,748	13,205,661

Income (loss) from operations	(1,898,605)	(2,503,221)

Other income (expense)
Interest expense	(389)	(45,631)
Interest and other income	1,132	16,058
Other income (expense), net	743	(29,573)

Change in fair value of warrant liability	-	20,290

Income (loss) before income tax benefit	(1,897,862)	(2,512,504)
Income tax benefit	(458,224)	(969,626)
Net Income (loss)	$(1,439,638)	$(1,542,878)

Net Income (loss) per common share, basic and diluted	$(0.10)	$(0.12)

Weighted average shares used in computing
net loss per common share, basic & diluted	14,466,513	12,719,689

Professional Diversity Network, Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2016	2015
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$1,700,526	$2,070,693
Accounts receivable	1,767,422	2,510,530
Short-term investments	250,000	500,000
Incremental direct costs	881,544	1,023,916
Prepaid license fee	56,250	112,500
Prepaid expenses and other current assets	468,876	411,592
Total current assets	5,124,618	6,629,231

Property and equipment, net	402,817	444,398
Capitalized technology, net	348,194	456,523
Goodwill	20,201,190	20,201,190
Intangible assets, net	11,334,739	12,051,839
Merchant reserve	1,426,690	1,260,849
Security deposits	393,225	383,786
Total assets	$39,231,473	$41,427,816

Current Liabilities:
Accounts payable	$4,313,275	$4,465,941
Accrued expenses	1,627,351	837,712
Deferred revenue	6,625,065	7,507,176
Customer deposits	56,250	112,500
Note payable - related party	445,000	445,000
Total current liabilities	13,066,941	13,368,329

Deferred rent	48,949	45,155
Deferred tax liability	4,484,684	4,942,908
Other liabilities	368,196	426,267
Total liabilities	17,968,770	18,782,659

Commitments and contingencies

Stockholders' Equity
Common stock, $0.01 par value; 25,000,000 shares authorized; 14,608,230 shares issued as of March 31, 2016 and December 31, 2015; and 14,466,513 shares outstanding as of March 31, 2016 and December 31, 2015	144,749	144,749
Additional paid in capital	63,484,726	63,427,542
Accumulated deficit	(42,329,655)	(40,890,017)
Treasury stock, at cost; 8,382 shares at March 31, 2016 and December 31, 2015	(37,117)	(37,117)
Total stockholders' equity	21,262,703	22,645,157

Total liabilities and stockholders' equity	$39,231,473	$41,427,816

Non-GAAP Financial Measures

In this news release, PDN makes reference to “Adjusted EBITDA,” a measure of financial performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management has included Adjusted EBITDA because it believes that investors may find it useful to review PDN’s financial results as adjusted to exclude items as determined by management.  Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, net loss, to the extent available without unreasonable effort, are set forth below.

Management believes Adjusted EBITDA provides a meaningful representation of PDN’s operating performance and provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.  Further, Adjusted EBITDA, as PDN defines it, may not be comparable to Adjusted EBITDA, or similarly titled measures, as defined by other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The following table reconciles net income (loss) to Adjusted EBITDA, which is a non-GAAP financial measure:

(Amount in thousands)
	Three Months Ended
	March 31,
	2016	2015
Net loss	$(1,440)	$(1,543)
Stock-based compensation expense	58	122
Depreciation and amortization	867	935
Litigation settlement	500	-
Change in fair value of warrant liability	-	20
Interest expense	-	46
Interest and other income	(1)	(16)
Income tax expense (benefit)	(458)	(970)
Adjusted EBITDA	$(474)	$(1,406)